                                                                    EXHIBIT 4.10

                              CERTIFICATE OF TRUST

                                       OF

                                 APACHE TRUST I


     This Certificate of Trust of Apache Trust I (the "Trust"), dated March 13, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)(the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is Apache Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Adminstration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    CHASE MANHATTAN BANK DELAWARE, not
                                    in its individual capacity but solely
                                    as trustee



                                    By: /s/ DENIS KELLY
                                        ------------------------------------
                                        Name: Denis Kelly
                                        Title: Assistant Vice President


                                    THE CHASE MANHATTAN BANK, not in its
                                    individual capacity but solely as trustee

                                    By: /s/ WALTER I. JOHNSON, III
                                        ------------------------------------
                                        Name: Walter I. Johnson, III
                                        Title: Assistant Treasurer


                                    THOMAS L. MITCHELL, not in his individual capacity but solely as trustee of the Trust

                                     /s/ THOMAS L. MITCHELL
                                    --------------------------------------------


                                    MATTHEW W. DUNDREA, not in his individual capacity but solely as trustee of the Trust


                                     /s/ MATTHEW W. DUNDREA
                                    --------------------------------------------